Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

- Net Income of $0.15 per Diluted Share for Fourth Quarter 2017 -
- Fourth Quarter 2017 Core FFO of $0.26 per Diluted Share -
- Fourth Quarter Same Property Portfolio NOI Up 9.0% Compared to Fourth Quarter 2016 -
- Fourth Quarter Consolidated Portfolio NOI Up 32.8% Compared to Fourth Quarter 2016 -
- Stabilized Same Property Portfolio Occupancy at 98.1% -
- Fourth Quarter 2017 27.7% GAAP and 18.9% Cash Releasing Spreads -
- Increases Quarterly Dividend for 2018 by 10.0% to $0.16 Per Share -
- Introduces Core FFO 2018 Guidance Range of $1.01 to $1.04 per Diluted Share -

Los Angeles, California - February 13, 2018 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the fourth quarter and full year 2017.

Fourth Quarter 2017 and Full Year 2017 Financial and Operational Highlights:

•	Net income attributable to common stockholders of $0.15 per diluted share for the quarter ended December 31, 2017, compared to $0.10 per diluted share last year.

•	Company share of Core FFO of $0.26 per diluted share for the quarter ended December 31, 2017, compared to $0.23 per diluted share last year, which represents an increase of 13.0% year-over-year.

•
Total fourth quarter rental revenues of $45.8 million, which represents an increase of 32.9% year-over-year. Property Net Operating Income (NOI) of $33.6 million, which represents an increase of 32.8% year-over-year.

•
Same Property Portfolio NOI increased 9.0% in the fourth quarter of 2017 compared to the fourth quarter of 2016, driven by an 8.9% increase in Same Property Portfolio total rental revenue and an 8.7% increase in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 8.7% compared to the fourth quarter of 2016.

•	Signed new and renewal leases totaling 1,081,103 rentable square feet. Rental rates on new and renewal leases were 27.7% higher than prior rents on a GAAP basis and 18.9% higher on a cash basis.

•
Stabilized Same Property Portfolio occupancy was 98.1%, which represents an increase of 120 basis points year-over-year. Same Property Portfolio occupancy, inclusive of assets in value-add repositioning, was 98.0%, which represents an increase of 180 basis points year-over-year.

•
At December 31, 2017, the consolidated portfolio including repositioning assets was 95.8% leased and 95.5% occupied, which represents an increase in occupancy of 380 basis points year-over-year. At December 31, 2017, the consolidated portfolio, excluding repositioning assets aggregating approximately 0.5 million rentable square feet, was 98.3% leased and 98.2% occupied.

•
During the fourth quarter of 2017, the Company acquired eight industrial properties for a total purchase price of $132.3 million. For the full year, the Company acquired 21 properties for an aggregate purchase price of $666.7 million.

•
During the fourth quarter of 2017, the Company sold three industrial properties for an aggregate sales price of $33.0 million. For the full year, the Company sold six industrial properties for an aggregate sales price of $98.7 million.

“We are very pleased that our portfolio produced strong fourth quarter results, which included a 9.0% increase in Same Property NOI and over 1 million square feet of new and renewal leases signed. We achieved extremely strong GAAP and cash releasing spreads of 27.7% and 18.9%, respectively, as demand continues unabated for high quality industrial space within the infill Southern California industrial market,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “During the quarter, we acquired $132.3 million of core and value-add industrial properties in our severely supply constrained infill submarkets, bringing our full year 2017 acquisition volume to a Company-record $667 million. As we look ahead to 2018, we believe we are well positioned to continue to leverage our internal and external growth opportunities, our talented team and strong balance sheet as we work to create long term shareholder value in the largest and most supply-constrained industrial market in the country.”

Financial Results:

The Company reported net income attributable to common stockholders of $11.8 million, or $0.15 per diluted share, for the three months ended December 31, 2017, as compared to net income attributable to common stockholders of $6.9 million, or $0.10 per diluted share, for the three months ended December 31, 2016. Net income for the three months ended December 31, 2017, includes $10.3 million of gains on sale of real estate, as compared to $5.8 million for the three months ended December 31, 2016.

The Company reported net income attributable to common stockholders of $34.4 million, or $0.48 per diluted share, for the year ended December 31, 2017, as compared to net income attributable to common stockholders of $22.8 million, or $0.36 per diluted share, for the year ended December 31, 2016. Net income for the year ended December 31, 2017, includes $29.6 million of gains on sale of real estate, as compared to $17.4 million for the year ended December 31, 2016.

The Company reported Company share of Core FFO of $20.0 million, or $0.26 per diluted share of common stock, for the three months ended December 31, 2017, as compared to Company share of Core FFO of $15.0 million, or $0.23 per diluted share of common stock, for the three months ended December 31, 2016. Adjusting for net non-core expenses and (reimbursements) ($33,000 reported during the fourth quarter of 2017 and $(24,000) reported during the fourth quarter of 2016), Company share of FFO was $20.0 million, or $0.26 per diluted share of common stock, for the three months ended December 31, 2017, as compared to Company share of FFO of $15.1 million, or $0.23 per diluted share of common stock, for the three months ended December 31, 2016.

The Company reported Company share of Core FFO of $69.1 million, or $0.96 per diluted share of common stock, for the year ended December 31, 2017, as compared to Company share of Core FFO of $55.2 million, or $0.88 per diluted share of common stock, for the year ended December 31, 2016. Adjusting for net non-core expenses and reimbursements ($0.5 million reported during the year ended December 31, 2017, and $0.8 million reported during the year ended December 31, 2016), Company share of FFO was $68.6 million, or $0.96 per diluted share of common stock, for the year ended December 31, 2017, as compared to Company share of FFO of $54.4 million, or $0.86 per diluted share of common stock, for the year ended December 31, 2016.

For the three months ended December 31, 2017, the Company’s Same Property Portfolio GAAP NOI increased 9.0% compared to the fourth quarter of 2016, driven by an 8.9% increase in Same Property Portfolio total rental revenue and an 8.7% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 8.7% compared to the fourth quarter of 2016.

Operating Results:

In the fourth quarter of 2017, the Company signed 119 new and renewal leases totaling 1,081,103 rentable square feet. Average rental rates on comparable new and renewal leases were up 27.7% on a GAAP basis and up 18.9% on a cash basis. The Company signed 50 new leases for 506,581 rentable square feet, with GAAP rents up 40.1% compared to the prior in-place leases. The Company signed 69 renewal leases for 574,522 rentable square feet, with GAAP rents up 23.9% compared to the prior in-place leases. For the 50 new leases, cash rents were up 30.1%, and for the 69 renewal leases, cash rents were up 15.5%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended December 31, 2017. See below for information regarding the supplemental information package.

Transaction Activity:

In the fourth quarter 2017, the Company completed eight acquisitions, for an aggregate purchase price of $132.3 million, as detailed below. Additionally, the Company sold three properties for $33.0 million.

In October, the Company acquired 13225 Western Avenue, a 100% leased single-tenant industrial building containing 21,010 square feet on 0.95 acres of land, located in the Los Angeles - South Bay submarket, for $2.3 million, or approximately $107 per square foot.

In October, the Company acquired 15401 Figueroa Street, a 100% leased single-tenant industrial building containing 38,584 square feet on 1.62 acres of land, located in the Los Angeles - South Bay submarket, for $4.4 million, or approximately $115 per square foot.

In November, the Company acquired 8542 Slauson Avenue, a 100% leased single-tenant industrial building containing 24,679 square feet on 4.24 acres of land, located in the Los Angeles - Central submarket, for $9.0 million, or approximately $49 per square foot of land.

In November, the Company acquired 687 Eucalyptus Avenue, a 100% leased single-tenant industrial building containing 143,436 square feet on 6.79 acres of land, located in the Los Angeles - South Bay submarket, for $53.9 million, or approximately $376 per square foot.

In December, the Company acquired 302 Rockefeller Avenue, a 100% leased single-tenant industrial building containing 99,282 square feet on 5.34 acres of land, located in the Inland Empire West submarket, for $14.5 million, or approximately $146 per square foot.

In December, the Company acquired 4355 Brickell Street, a 100% leased single-tenant industrial building containing 95,644 square feet on 5.76 acres of land, located in the Inland Empire West submarket, for $13.1 million, or approximately $137 per square foot.

In December, the Company acquired 12622-12632 Monarch Street, a 100% leased two-building multi-tenant industrial property containing 121,225 square feet on 5.95 acres of land, located in the Orange County - West submarket, for $20.5 million, or approximately $169 per square foot.

In December, the Company acquired 8315 Hanan Way, a 100% leased single-tenant industrial building containing 100,692 square feet on 4.43 acres of land, located in the Los Angeles - Central submarket, for $14.5 million, or approximately $144 per square foot.

In October 2017, the Company sold 12345 First American Way, a single-tenant industrial building containing 40,022 square feet in the Central San Diego submarket, for $7.6 million, or approximately $190 per square foot.

In November 2017, the Company sold 9401 De Soto Avenue, a recently repositioned vacant industrial building containing 150,831 square feet in the Greater San Fernando Valley submarket, for $23.0 million, or approximately $152 per square foot.

In December 2017, the Company sold 77-700 Enfield Lane, a multi-tenant industrial building containing 21,607 square feet in the Palm Desert submarket, for $2.4 million, or approximately $113 per square foot.

Balance Sheet:

As of December 31, 2017, the Company had $671.7 million of outstanding debt, with an average interest rate of 3.452% and an average term-to-maturity of 5.7 years. As of December 31, 2017, approximately $387 million, or 58%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.80% and an average term-to-maturity of 6.5 years. The remaining $285 million, or 42%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.42% and an average term-to-maturity of 4.6 years. During 2016, the Company executed two interest rate swaps that will hedge $225 million of its remaining floating-rate debt beginning in 2018 when the swaps become effective. If these two interest rate swaps were effective as of December 31, 2017, the Company’s debt would be 91% fixed and 9% variable.

In September 2017, the Company launched a new ATM program with a total capacity of $300 million, having exhausted the previous $125 million and $150 million ATM programs earlier in 2017. The Company issued an aggregate of 596,448 shares of common stock during the quarter ended December 31, 2017. The shares were issued at a weighted average price of $30.44 per share, providing gross proceeds of approximately $18.2 million and net proceeds of approximately $17.9 million. As of December 31, 2017, the new program had approximately $229.0 million of remaining capacity.

Guidance

The Company is introducing its full year 2018 guidance as follows:

•	Net income attributable to common stockholders within a range of $0.20 to $0.23 per diluted share

•	Company share of Core FFO within a range of $1.01 to $1.04 per diluted share

•	Year-end Same Property Portfolio occupancy within a range of 95.0% to 97.0%

•	Year-end Stabilized Same Property Portfolio occupancy within a range of 96.5% to 98.0%

•	Same Property Portfolio NOI growth for the year of 6.0% to 8.0%

•	Stabilized Same Property Portfolio NOI growth for the year of 4.0% to 5.5%

•	General and administrative expenses of $24.0 million to $25.0 million

The Core FFO guidance refers only to the Company’s in-place portfolio as of February 13, 2018, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. The Company’s in-place portfolio as of February 13, 2018, reflects the acquisition of one property containing 103,208 rentable square feet and the disposition of two properties totaling 113,184 rentable square feet, subsequent to December 31, 2017. A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Dividends:

On February 12, 2018, the Company’s Board of Directors declared a dividend in the amount of $0.16 per share for the first quarter of 2018, payable in cash on April 16, 2018, to common stockholders and common unit holders of record as of March 30, 2018.

On February 12, 2018, the Company’s Board of Directors declared a dividend of $0.367188 per share of its Series A Cumulative Redeemable Preferred Stock, payable in cash on March 30, 2018, to stockholders of record as of March 15, 2018. On February 12, 2018, the Company’s Board of Directors also declared a pro-rata dividend, for the period beginning on November 13, 2017 to March 31, 2018, of $0.563021 per share of its Series B Cumulative Redeemable Preferred Stock, payable in cash on March 30, 2018, to stockholders of record as of March 15, 2018.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday, February 14, 2018, at 1:00 p.m. Eastern Time to review fourth quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through March 14, 2018, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13675695.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns 150 properties with approximately 18.5 million rentable square feet and manages an additional 19 properties with approximately 1.2 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses and legal fee reimbursements related to prior litigation. For more information on prior litigation, see Item 3.

Legal Proceedings in our 2014 Annual Report on Form 10-K. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance: The following is a reconciliation of the Company’s guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2018 Estimate
	Low	High
Net income attributable to common stockholders	$0.20	$0.23
Company share of depreciation and amortization	$0.92	$0.92
Company share of gains on sale of real estate	$(0.11)	$(0.11)
Company share of Core FFO	$1.01	$1.04

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2016, and still owned by us as of December 31, 2017. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from January 1, 2016 through December 31, 2017. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude the properties listed in the tables below that were under repositioning/lease-up during comparable years.

Stabilized Same Property Portfolio occupancy/leasing statistics, excludes vacant/unleased repositioning space at each of these properties as of the end of each reporting period. Stabilized Same Property Portfolio NOI, excludes the NOI for the entire property for all comparable periods.
Our 2017 Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties that were in various stages of repositioning or lease-up during 2016 and 2017:

12247 Lakeland Road	24105 Frampton Avenue
151040 & 15148 Bledsoe Street	2610 & 2701 South Birch Street
1601 Alton Parkway	3880 Valley Boulevard
18118-18120 Broadway Street	679-691 South Anderson Street
228th Street	9615 Norwalk Boulevard
As of December 31, 2017, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is 15,874 rentable square feet of space at one of our properties that was classified as repositioning or lease-up. As of December 31, 2016, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is space aggregating 73,367 rentable square feet at four of our properties that were in various stages of repositioning or lease-up.
Our 2018 Stabilized Same Property Portfolio will exclude the following 2018 Same Property Portfolio properties that were or will be in various stages of repositioning or lease-up during 2017 and 2018:

12131 Western Avenue	301-445 Figueroa Street
14742-14750 Nelson Avenue	3233 Mission Oaks Boulevard
1601 Alton Parkway	3880 Valley Boulevard
18118-18120 Broadway Street	679-691 South Anderson Street
228th Street	9615 Norwalk Boulevard
2700-2722 Fairview Street

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Contact:
Investor Relations:

Stephen Swett
424-256-2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	December 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Land	$997,588	$683,919
Buildings and improvements	1,079,746	811,614
Tenant improvements	49,692	38,644
Furniture, fixtures, and equipment	167	174
Construction in progress	34,772	17,778
Total real estate held for investment	2,161,965	1,552,129
Accumulated depreciation	(173,541)	(135,140)
Investments in real estate, net	1,988,424	1,416,989
Cash and cash equivalents	6,620	15,525
Restricted cash	250	—
Notes receivable	—	5,934
Rents and other receivables, net	3,664	2,749
Deferred rent receivable, net	15,826	11,873
Deferred leasing costs, net	12,014	8,672
Deferred loan costs, net	1,930	847
Acquired lease intangible assets, net	49,239	36,365
Acquired indefinite-lived intangible	5,156	5,170
Interest rate swap asset	7,193	5,594
Other assets	6,146	5,290
Acquisition related deposits	2,475	—
Assets associated with real estate held for sale, net	12,436	—
Total Assets	$2,111,373	$1,515,008
LIABILITIES & EQUITY
Liabilities
Notes payable	$668,941	$500,184
Interest rate swap liability	219	2,045
Accounts payable, accrued expenses and other liabilities	21,134	13,585
Dividends payable	11,727	9,282
Acquired lease intangible liabilities, net	18,067	9,130
Tenant security deposits	19,521	15,187
Prepaid rents	6,267	3,455
Liabilities associated with real estate held for sale	243	—
Total Liabilities	746,119	552,868
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized;
5.875% series A cumulative redeemable preferred stock, 3,600,000 shares outstanding as of December 31, 2017 and December 31, 2016 ($90,000 liquidation preference)	86,651	86,651
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares and zero shares outstanding as of December 31, 2017 and December 31, 2016, respectively ($75,000 liquidation preference)	73,062	—
Common Stock, $0.01 par value 490,000,000 shares authorized and 78,495,882 and 66,454,375 shares outstanding as of December 31, 2017 and December 31, 2016, respectively	782	662
Additional paid in capital	1,239,810	907,834
Cumulative distributions in excess of earnings	(67,058)	(59,277)
Accumulated other comprehensive income	6,799	3,445
Total stockholders’ equity	1,340,046	939,315
Noncontrolling interests	25,208	22,825
Total Equity	1,365,254	962,140
Total Liabilities and Equity	$2,111,373	$1,515,008

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
RENTAL REVENUES
Rental income	$38,691	$29,691	$136,185	$107,594
Tenant reimbursements	6,757	4,579	23,363	16,723
Other income	319	179	869	943
TOTAL RENTAL REVENUES	45,767	34,449	160,417	125,260
Management, leasing and development services	113	97	493	473
Interest income	—	231	445	459
TOTAL REVENUES	45,880	34,777	161,355	126,192
OPERATING EXPENSES
Property expenses	12,152	9,139	42,139	33,619
General and administrative	5,558	4,225	21,610	17,415
Depreciation and amortization	18,767	14,242	64,852	51,407
TOTAL OPERATING EXPENSES	36,477	27,606	128,601	102,441
OTHER EXPENSES
Acquisition expenses	33	365	454	1,855
Interest expense	5,638	4,074	20,209	14,848
TOTAL OTHER EXPENSES	5,671	4,439	20,663	16,703
TOTAL EXPENSES	42,148	32,045	149,264	119,144
Equity in income from unconsolidated real estate entities	—	—	11	1,451
Gain on extinguishment of debt	47	—	25	—
Gains on sale of real estate	10,336	5,814	29,573	17,377
NET INCOME	14,115	8,546	41,700	25,876
Less: net income attributable to noncontrolling interest	(304)	(217)	(988)	(750)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	13,811	8,329	40,712	25,126
Less: preferred stock dividends	(1,909)	(1,322)	(5,875)	(1,983)
Less: earnings attributable to participating securities	(83)	(79)	(410)	(302)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$11,819	$6,928	$34,427	$22,841
Net income attributable to common stockholders per share – basic	$0.15	$0.11	$0.48	$0.36
Net income attributable to common stockholders per share – diluted	$0.15	$0.10	$0.48	$0.36

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:

	December 31, 2017		December 31, 2016		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(2)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	98.9%	98.9%	96.7%	97.7%	220 bps	120 bps
Orange County	95.8%	96.9%	93.8%	94.7%	200 bps	220 bps
San Bernardino County	99.3%	99.3%	94.7%	94.7%	460 bps	460 bps
San Diego County	96.4%	96.4%	97.1%	97.1%	(70) bps	(70) bps
Ventura County	96.8%	96.8%	97.1%	97.1%	(30) bps	(30) bps
Total/Weighted Average	98.0%	98.1%	96.2%	96.9%	180 bps	120 bps

(1)
Reflects the occupancy of our Same Property Portfolio as of December 31, 2017, adjusted for total space of 15,874 rentable square feet at one property that was in various stages of repositioning or lease-up as of December 31, 2017.

(2)
Reflects the occupancy of our Same Property Portfolio as of December 31, 2016, adjusted for space aggregating 73,369 rentable square feet at four properties that were in various stages of repositioning or lease-up as of December 31, 2016.

Same Property Portfolio NOI and Cash NOI

	Three Months Ended December 31,				Year Ended December 31,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Rental income	$25,833	$23,923	$1,910	8.0%	$99,031	$91,971	$7,060	7.7%
Tenant reimbursements	3,824	3,392	432	12.7%	15,257	13,691	1,566	11.4%
Other income	277	161	116	72.0%	712	751	(39)	(5.2)%
Total rental revenues	29,934	27,476	2,458	8.9%	115,000	106,413	8,587	8.1%
Property expenses	7,818	7,189	629	8.7%	30,214	28,338	1,876	6.6%
Same Property Portfolio NOI	$22,116	$20,287	$1,829	9.0%	$84,786	$78,075	$6,711	8.6%
Straight line rental revenue adjustment	(854)	(721)	(133)	18.4%	(2,937)	(2,862)	(75)	2.6%
Amortization of above/below market lease intangibles	66	52	14	26.9%	312	177	135	76.3%
Same Property Portfolio Cash NOI	$21,328	$19,618	$1,710	8.7%	$82,161	$75,390	$6,771	9.0%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$14,115	$8,546	$41,700	$25,876
Add:
General and administrative	5,558	4,225	21,610	17,415
Depreciation and amortization	18,767	14,242	64,852	51,407
Acquisition expenses	33	365	454	1,855
Interest expense	5,638	4,074	20,209	14,848
Loss on extinguishment of debt	(47)	—	(25)	—
Deduct:
Management, leasing and development services	113	97	493	473
Interest income	—	231	445	459
Equity in income from unconsolidated real estate entities	—	—	11	1,451
Gains on sale of real estate	10,336	5,814	29,573	17,377
Net operating income (NOI)	$33,615	$25,310	$118,278	$91,641
Non-Same Property Portfolio operating revenues	(15,833)	(6,973)	(45,417)	(18,847)
Non-Same Property Portfolio property expenses	4,334	1,950	11,925	5,281
Same Property Portfolio NOI	$22,116	$20,287	$84,786	$78,075
Straight line rental revenue adjustment	(854)	(721)	(2,937)	(2,862)
Amortization of above/below market lease intangibles	66	52	312	177
Same Property Portfolio Cash NOI	$21,328	$19,618	$82,161	$75,390

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$14,115	$8,546	$41,700	$25,876
Add:
Depreciation and amortization	18,767	14,242	64,852	51,407
Depreciation and amortization from unconsolidated joint ventures(1)	—	—	—	10
Deduct:
Gains on sale of real estate	10,336	5,814	29,573	17,377
Gain on acquisition of unconsolidated joint venture property	—	—	11	1,332
Funds From Operations (FFO)	$22,546	$16,974	$76,968	$58,584
Less: preferred stock dividends	(1,909)	(1,322)	(5,875)	(1,983)
Less: FFO attributable to noncontrolling interest(2)	(506)	(457)	(1,914)	(1,751)
Less: FFO attributable to participating securities(3)	(138)	(124)	(546)	(473)
Company share of FFO	$19,993	$15,071	$68,633	$54,377

FFO per common share - basic	$0.26	$0.23	$0.96	$0.87
FFO per common share - diluted	$0.26	$0.23	$0.96	$0.86

FFO	$22,546	$16,974	$76,968	$58,584
Adjust:
Legal fee reimbursements	—	(389)	—	(1,032)
Acquisition expenses	33	365	454	1,855
Core FFO	$22,579	$16,950	$77,422	$59,407
Less: preferred stock dividends	(1,909)	(1,322)	(5,875)	(1,983)
Less: Core FFO attributable to noncontrolling interest(2)	(507)	(456)	(1,927)	(1,774)
Less: Core FFO attributable to participating securities(3)	(138)	(124)	(549)	(480)
Company share of Core FFO	$20,025	$15,048	$69,071	$55,170

Company share of Core FFO per common share - basic	$0.26	$0.23	$0.97	$0.88
Company share of Core FFO per common share - diluted	$0.26	$0.23	$0.96	$0.88

Weighted-average shares of common stock outstanding – basic	77,771	65,785	71,199	62,723
Weighted-average shares of common stock outstanding – diluted	78,228	66,080	71,599	62,966

(1)
Amount represents our 15% ownership interest in a joint venture that owned the property located at 3233 Mission Oaks Boulevard for periods prior to July 6, 2016, when we acquired the remaining 85% ownership interest.

(2)	Noncontrolling interest represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than the Company.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.